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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

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          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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
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
                                Triad Park, LLC
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                (Name of Registrant as Specified In Its Charter)
                          The Kontrabecki Group, Inc.
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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              COURT ENJOINS TRIAD PARK, ORDERS VOTE ON TKG MERGER
                                 TO GO FORWARD



     San Mateo, Calif. (March 20, 1998). A Delaware court has ordered the upcoming meeting of Triad Park LLC shareholders to go forward by March 28 to vote on The Kontrabecki Group's offer to acquire Triad Park for $1.65125 per share in cash. The court also enjoined Triad Park from terminating its merger agreement with The Kontrabecki Group in favor of a new offer, with undisclosed and uncertain funding, from a group led by Richard C. Blum & Associates, a Triad Park insider.

     John Kontrabecki, president of The Kontrabecki Group (TKG), said: "We are delighted that the court has given Triad Park shareholders the opportunity to vote for the real and immediate value offered by TKG. The court's ruling allows Triad Park shareholders, not the Blum group and its allies on the Triad Park advisory board, to decide for themselves whether they prefer $1.65125 now or a pie-in-the-sky prospect of waiting months longer for the uncertain possibility of a few pennies more."

     "Triad Park shareholders should ask themselves:

     o  Why hasn't the Blum group come clean on where its money is coming from?

     o If shareholders vote down the TKG deal, can they count on the Blum group's offer?

     o Will the Blum group still be offering $1.74, and what will the conditions be?

     o What assurance do shareholders have that the Blum group will get any deal done, when it was unable to complete its last lowball offer of $1.32 for Triad Park despite five months of trying?

     o How many more months will Triad Park shareholders have to wait this time?"

     "By contrast, TKG's offer is fully financed and days away from completion. The choice is clear: real money now from TKG, or smoke, mirrors and unsubstantiated promises of a little bit more a lot later from the Blum group."

     In a related move, TKG has filed suit in federal court against the Blum group alleging violations of the federal securities laws. TKG has asked the federal court to require the Blum group to disclose where the money for its bid will come from. Said Kontrabecki: "Shareholders are entitled to know where the Blum group will get the money to deliver on its offer. Shareholders are entitled under the federal securities laws to see that the emperor has no clothes. We are determined to force the Blum group to come clean so that Triad Park shareholders vote on the TKG merger with full knowledge."

     For additional information and copies of court filings, Triad Park shareholders may contact Mark Harnett of MacKenzie Partners, 212-929-5877, or John Kontrabecki at 650-372-1222.